EXHIBIT 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

HEI, INC.

Amended and Restated as of March 2, 2005

ii

SECOND AMENDED AND RESTATED BYLAWS

OF

HEI, INC.

ARTICLE 1
Offices

     Section 1.1 Registered Office. The registered office of the corporation shall be located within the State of Minnesota as set forth in the Articles of Incorporation (as defined in Section 9.6). The registered office need not be identical with the principal executive office of the corporation and may be changed from time to time by the Board of Directors.

     Section 1.2 Other Offices. The corporation may have other offices, including its principal business office, at such places inside and outside the State of Minnesota as the Board of Directors may determine from time to time.

ARTICLE 2
Meetings of Shareholders

     Section 2.1 Place of Meeting. All meetings of the shareholders of this corporation shall be held at its principal executive office unless some other place for any such meeting inside or outside the State of Minnesota is designated by the Board of Directors in the notice of meeting or the meeting is held by remote communication (as defined in Section 9.6) pursuant to Section 2.10. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office of the corporation is located.

     Section 2.2 Regular Meetings. Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis. The date, time and place of such meetings may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect directors for the class of directors whose term has expired or is due to expire as of, or within six (6) months after, the date of the meeting and shall transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of shareholders by delivering to the Chief Executive Officer or Chief Financial Officer a written demand for a regular meeting. Within thirty (30) days after the receipt of such a written demand by the Chief Executive Officer or Chief Financial Officer, the Board of Directors shall cause a regular meeting of shareholders to be called. Such a meeting shall be held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation.

     Section 2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the Chief Executive Officer, by the acting Chief Executive Officer in the absence of the Chief Executive Officer, by the Chief

Financial Officer, the Chair of the Board, or by two or more members of the Board of Directors. The date, time, and place of such special meeting shall be fixed by the person or persons calling the meeting and designated in the notice of meeting.

     A special meeting may also be called by one or more shareholders holding ten percent (10%) or more of the voting power of all shares of the corporation entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, when called by shareholders, must be called by shareholders holding twenty-five percent (25%) or more of the voting power of all shares entitled to vote.

     The shareholders calling such meeting shall deliver to the Chief Executive Officer or Chief Financial Officer a written demand for a special meeting. Such a demand shall contain the purpose or purposes of the meeting. Within thirty (30) days after the receipt of such a written demand for a special meeting of shareholders by the Chief Executive Officer or Chief Financial Officer, the Board of Directors shall cause a special meeting of shareholders to be called. Such a meeting shall be held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation.

     Business transacted at any special meeting of the shareholders shall be limited to the purpose or purposes stated in the notice of the meeting. Any business transacted at any special meeting of the shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

     Section 2.4 Notice of Meetings and Waiver of Notice. Except when a meeting of shareholders is an adjourned meeting to be held not more than one hundred twenty (120) days after the date fixed for the original meeting and the date, time, and place of such meeting were announced at the time of the original meeting or any adjournment of the original meeting, notice of all meetings shall be given to every holder of shares entitled to vote. Such notice shall contain the date, time, and place of the shareholder meeting and any other information required by law. In the case of a special meeting, the notice shall contain a statement of the purposes of the meeting. The notice may also contain any other information deemed necessary or desirable by the Board of Directors or by any other person or persons calling the meeting.

     Unless a different minimum notice period has been fixed by law, the Articles of Incorporation, or these Bylaws, notice of all meetings, including meetings for consideration of the sale or other disposition of all or substantially all of the assets of the corporation, shall be given not less than three (3) nor more than sixty (60) days before the date of the meeting.

     In the event that a plan of merger or exchange is to be considered at a meeting of shareholders, written notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than fourteen (14) nor more than sixty (60) days before the date of the meeting. Such a notice shall contain the date, time, and place of the shareholder meeting, shall state that a purpose of such meeting is to consider the proposed plan of merger or exchange, and shall include a copy or a short description of the plan of merger or exchange.

     Notice of all meetings shall be given to each eligible shareholder either by oral communication, by mailing a copy of the notice to an address designated by the shareholder or to the last known address of the shareholder, by handing a copy to the shareholder, or by any other delivery that conforms to law, including, without limitation, electronic communication (as defined in Section 9.6) if consent is given by a shareholder. Notice shall be deemed received when it is given. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Notice by electronic communication shall be deemed given (1) if by facsimile communication, when directed to a telephone number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network on which the shareholder has consented to receive notice, together with separate notice to the shareholder of specific posting, upon the later of: (i) the posting; or (ii) the giving of separate notice; and (4) if by any other form of electronic communication by which the shareholder has consented to receive notice, when directed to the shareholder.

     Consent by a shareholder to notice given by electronic communication may be given in writing or by authenticated (as defined in Section 9.6) electronic communication. The corporation is entitled to rely on any consent so given until revoked by the shareholder, provided that no revocation affects the validity of any notice given before receipt by the corporation of revocation of the consent.

     Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except when such shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at the meeting.

     Section 2.5 Record Date. The Board of Directors may fix, or authorize an officer to fix, a date not more than sixty (60) days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at any meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

     Section 2.6 Quorum. The holders of a majority of the voting power of all shares of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the shareholders. Such a quorum is a prerequisite to the shareholders taking any action other than adjournment. In the absence of a quorum, the holders of a majority of the voting power, present in person or represented by proxy, may adjourn the meeting to a date, time, and place that is announced at the time of adjournment. Any business that might have been transacted at the adjourned meeting, had a quorum been present, may be transacted at the meeting held pursuant to such an adjournment, if a quorum is present at the meeting held pursuant to such an adjournment.

     If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

     Section 2.7 Voting and Proxies. At each meeting of the shareholders, every shareholder shall be entitled to one vote for each share of capital stock held by such shareholder, except as may be otherwise provided in the Articles of Incorporation or by the terms of the share.

     A shareholder may vote in person or by proxy. A shareholder may cast, or authorize the casting of, a vote (1) in person, (2) by filing a written appointment of a proxy, signed by the shareholder, with an officer of the corporation at or before the meeting at which the appointment is to be effective, or (3) if authorized by the Board of Directors, by telephone, Internet, authenticated electronic communication, or any other manner permitted by law. The appointment of a proxy shall be valid for no more than eleven (11) months, unless a longer period is expressly provided in the appointment. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the corporation receives from any one of such shareholders written notice either denying the authority of that shareholder to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the inspector of election.

     The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except when a different vote is required by law, the Articles of Incorporation, or these Bylaws. Notwithstanding the preceding sentence, directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, unless the Articles of Incorporation provide otherwise.

     Section 2.8 Action Without Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on such action. However, if the Articles of Incorporation authorize written action by less than all the shareholders, such action may be taken by written action signed, or consented to by authenticated electronic communication, by the number of shareholders that would be required to take the same action at a meeting of the shareholders at which all shareholders were present. If any written action is taken by less than all shareholders, the corporation must notify all shareholders within five (5) days of the effective time of its text and effective date. The failure to provide such notice, however, will not invalidate such written action. A shareholder who does not sign or consent to the written action has no liability for the action or actions taken thereby. Such written action shall be effective when signed, or consented to by authenticated electronic communication, by the required shareholders entitled to vote thereon, unless a different effective time is provided in the written action.

     Section 2.9 Attendance at Shareholder Meetings. The authority of anyone other than shareholders, proxy holders, or persons invited by the Board of Directors to attend any meeting of the shareholders shall be determined by the sole discretion of the Board of Directors.

Any action taken by the shareholders at a meeting at which an unauthorized person is in attendance is not void or voidable.

     Section 2.10 Remote Communications for Shareholders Meeting. The Board of Directors is authorized to hold regular or special meetings of the shareholders solely by means of remote communication through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote at such meeting, and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at the meeting. Furthermore, the Board of Directors is authorized to determine that a shareholder not physically present in person or by proxy at a regular or special meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place. In any meeting of shareholders held solely by means of remote communication or in any meeting of shareholders held at a designated place in which one or more shareholders participate by means of remote communication, the corporation must implement reasonable measures to verify that each person deemed present and entitled to vote at the meeting by means of remote communication is a shareholder, proxy holder or person invited by the Board of Directors. In addition, the corporation must implement reasonable measures to provide each shareholder participating by means of remote communication with a reasonable opportunity to participate in the meeting, including an opportunity to: (1) read or hear the proceedings of the meeting substantially concurrently with those proceedings; (2) if allowed by the procedures governing the meeting, have the shareholder’s remarks heard or read by other participants in the meeting substantially concurrently with the making of those remarks; and (3) if otherwise entitled, vote on matters submitted to the shareholders.

     Section 2.11 Proposals of Business.

     (1) The proposals of business, including the nomination of directors, to be considered by the shareholders at any regular meeting may be made (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder of the corporation who (i) makes a proposal to be considered at a regular meeting in compliance with the notice provisions set forth in these Bylaws, (ii) was a shareholder of record at the time of giving of notice provided for in these Bylaws, (iii) is entitled to vote at the meeting, and (iv) gives notice of the matter, which must otherwise be a proper matter for shareholder action, in a writing which is received by the Secretary of the corporation not later than the close of business on the one hundred and fifth (105th) calendar day, and not earlier than the close of business on the one hundred and thirty-fifth (135th) calendar day, before the one year anniversary of the date on which the corporation first mailed its proxy materials for the prior year’s regular meeting of shareholders; provided, however, that if the date of the regular meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the anniversary date of the prior year’s regular meeting, then notice by the shareholder to be timely must be received by the Secretary of the corporation not earlier than the one hundred and twentieth (120th) calendar day prior to such regular meeting, and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such regular meeting or the tenth (10th) calendar day following the date on which public announcement of the date of such meeting is first made by the corporation.

     (2) Any shareholder’s notice pursuant to this Section 2.11 shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name of such person, (ii) a list of such person’s references, (iii) such person’s resume or curriculum vitae, (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (v) such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected, (b) as to any other business the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made; and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner. A shareholder proposing to nominate a person for election or re-election as a director may be asked to submit additional information regarding himself or herself or the director candidate as determined by the Secretary of the corporation or as necessary to satisfy applicable listing standards, rules and regulations of the Securities and Exchange Commission, or any other rules or regulations.

     (3) Notwithstanding anything to the contrary in this Section 2.11, in the event the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred and twenty (120) calendar days prior to the first anniversary of the prior year’s regular meeting, a shareholder’s notice required by this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation not later than the close of business on the tenth (10th) calendar day following the date on which such public announcement is first made by the corporation.

     (4) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving the notice required by Section 2.11(2), who shall be entitled to vote at the special meeting and who complies with the notice provisions set forth in this Section 2.11. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder notice required by Section 2.11(2) is received by the Secretary of the corporation not earlier than the close of business on the one hundred and twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day prior to such special meeting or the tenth (10th) calendar day following the date on which public announcement is first made by the corporation of the date of such special meeting. The public adjournment of a special meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described in this Section 2.11. In no event may a proposal be made at a special meeting if it was not included in the notice of the meeting.

     (5) The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal shall be disregarded.

     (6) Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11, however, shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

     (7) For purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the PRNewswire, Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

     Section 2.12 Parliamentary Procedure. The meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

     (1) The presiding officer of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the presiding officer. If, in his or her absolute discretion, the presiding officer deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or any part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

     (2) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the presiding officer may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting is immediately adjourned.

     (3) The presiding officer may require that anyone not a bona fide shareholder or proxy leave the meeting.

     (4) A resolution or motion shall be considered for vote only if it (i) complies with the requirements of Section 2.11 of these Bylaws, if applicable, and (ii) is proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

     Section 2.13 Inspector of Election. The Board of Directors in advance of any meeting of shareholders may appoint one or more inspectors of election to act at such meeting or adjournment thereof. If inspectors of election are not so appointed, the presiding officer of any such meeting may and, on the request of any shareholder or his or her proxy, shall make such appointment. In case any person appointed as inspector of election shall fail to appear to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the presiding officer. The inspectors of election shall (1) determine the number of shares outstanding, the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, (2) receive votes, ballots, assents or consents, (3) hear and determine all challenges and questions in any way arising, (4) announce the result, and (5) do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspector, whether appointed by the Board of Directors or by the presiding officer of any meeting, need not be a shareholder.

     Section 2.14 Postponement. Whenever in the judgment of the Board of Directors the interest of the corporation and its shareholders would be served thereby it may postpone for a period of up to thirty (30) days the convening of a previously noticed regular or special meeting of shareholders by making a prompt public announcement of the postponement. If a new record date for the postponed meeting is or must be fixed pursuant to Section 2.5, notice of the postponed meeting shall be given pursuant to Section 2.4 to persons who are shareholders as of the new record date.

ARTICLE 3
Directors

     Section 3.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of law, the Articles of Incorporation, and these Bylaws. The affirmative vote of at least eighty percent (80%) of the voting power of the shareholders of the corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.1.

     Section 3.2 Number, Tenure and Qualification. The number of directors shall be no less than three (3) nor more than six (6) and shall be established by resolution of the Board of Directors. The number of directors may be increased above six (6) or decreased below three (3) from time to time by a resolution adopted by holders of at least eighty percent (80%) of the voting power of the corporation’s outstanding capital stock entitled to vote. No decrease in the number of directors pursuant to this Section 3.2 shall effect the removal of any director then holding office except upon compliance with the provisions of Section 3.8 of these Bylaws.

     The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III, which shall be as nearly as equal in number as possible; provided, however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one. Upon the expiration of the terms of office for each class of directors, the directors elected to succeed those who terms have expired shall be identified as being of the same class as the directors they succeed, and the directors of each class shall be elected for a term of three years to serve until the election and qualification of their successors, or until such directors’ earlier resignation, death or removal from office.

     Section 3.3 Meetings. Meetings of the Board of Directors may be held at such times and places, or solely by one or more means of remote communication, as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the Chair of the Board, the Chief Executive Officer, by the acting Chief Executive Officer in the absence of the Chief Executive Officer, or by two (2) or more members of the Board of Directors.

     Section 3.4 Notice of Meetings. If the date, time, and place of a meeting of the Board of Directors have been announced at a previous meeting, no notice is required. In all other cases, notice of meetings shall be given to each member of the Board of Directors by the person or persons calling such meeting. Such notice shall contain the date, time, and place of the meeting and any other information required by law or desired by the person or persons calling such meeting. Notice of all such meetings shall be given not less than forty-eight (48) hours before the date of the meeting.

     Notice of all meetings shall be given to each director either by oral communication, by mailing a copy of the notice to an address designated by the director, by handing a copy to the director, or by any other delivery that conforms to law, including, without limitation, electronic communication if consent is given by a director. Notice shall be deemed received when it is given. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Notice by electronic communication shall be deemed given (1) if by facsimile communication, when directed to a telephone number at which the director has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; and (3) if by any other form of electronic communication by which the director has consented to receive notice, when directed to the director.

     Consent by a director to notice given by electronic communication may be given in writing or by authenticated electronic communication. The corporation is entitled to rely on any consent so given until revoked by the director, provided that no revocation affects the validity of any notice given before receipt by the corporation of revocation of the consent.

     A director may waive notice of any meeting of the Board of Directors. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, by authenticated electronic communication, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except when such director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     Section 3.5 Quorum. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present at the meeting may adjourn the meeting from time to time until a quorum is present.

     If a quorum is present when a duly called or held meeting is convened, the directors present at the meeting may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

     Section 3.6 Voting. The Board of Directors shall take action by the affirmative vote of the greater of (1) a majority of the directors present at any duly held meeting at the time the action is taken or (2) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting, except when a different vote is required by law, the Articles of Incorporation, or these Bylaws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the director is not present at the meeting, consent or objection to a proposal does not constitute presence for purposes of determining a quorum, but consent or objection shall be counted as a vote of a director present at the meeting in favor of or against the proposal and shall be entered in minutes or other record of action at the meeting, if the proposal acted upon at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 3.7 Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the number of authorized directors or eliminated directorships resulting from any decrease in the number of authorized directors shall be apportioned by the Board of Directors among the Class I, Class II and Class III directors to keep the number of directors in each such class as nearly equal as reasonably possible; provided however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director except in compliance with the Articles of Incorporation. Vacancies on the Board of Directors created by any increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then holding office. A director so chosen shall hold office for a term expiring at the next regular meeting of shareholders at which the term of office of the class of directors to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified. Any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal, or other cause (other than a vacancy due to an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then holding office, though less than a quorum. A director so chosen shall hold office for a term expiring at the next regular meeting of shareholders at which the term of office of such director’s predecessor expires and until such director’s successor shall have been duly elected and qualified.

     Section 3.8 Removal of Directors. The shareholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least eighty percent of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote on such removal. The Board of Directors, by the affirmative vote of a majority of the directors then holding office, may remove a director, at any time, pursuant to the terms and provisions of Minnesota Statutes Section 302A.223, subdivision 2 (or similar provision of future law).

     Section 3.9 Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors that requires the approval of the shareholders may be taken by written action signed, or consented to by authenticated electronic communication, by all of the directors then holding office. However, if the Articles of Incorporation authorize written action by less than all the directors and the action does not require shareholder approval, such action may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. If any written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby. Such written action shall be effective when signed, or consented to by authenticated electronic communication, by the required number of directors, unless a different effective time is provided in the written action.

     Section 3.10 Meeting by Remote Communication. A director may participate in a board meeting by means of conference telephone or, if authorized by the Board of Directors, by such other means of remote communication, in each case through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. Participation in a meeting by that means constitutes presence at the meeting.

     Section 3.11 Committees. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons; provided, however, that there must at all times be an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Such committees shall have the authority of the Board of Directors in the management of the business of the corporation only to the extent provided in the authorizing resolution. Such committees, other than special litigation committees and committees formed pursuant to Minnesota Statutes Section 302A.673, subdivision 1(d) (or any similar provision of future law), shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present at any duly held meeting. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee.

     In other matters of procedure, the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors. This shall include, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors; provided, however, that minutes of proceedings of executive sessions of the independent directors, if any, need not be kept.

     Section 3.12 Attendance at Director Meetings. The authority of anyone other than directors or persons invited by the Board of Directors to attend any meeting of the Board of Directors shall be determined by the sole discretion of the Board of Directors. Any action taken by the Board of Directors at a meeting at which an unauthorized person is in attendance is not void or voidable.

     Section 3.13 Chair of the Board. The Board of Directors may elect a Chair of the Board who, if elected, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time. The Chair of the Board shall not be deemed to be an officer or employee of the corporation solely by serving as the Chair of the Board.

     Section 3.14 Compensation. Directors who are not salaried officers of the corporation may receive such fixed sum per meeting attended and/or such fixed annual sum as may be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing set forth in this Section 3.14 shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

ARTICLE 4
Officers

     Section 4.1 Number and Qualification. The officers of the corporation shall consist of one or more natural persons elected or appointed by the Board of Directors exercising the functions of the offices, however designated, of Chief Executive Officer and Chief Financial Officer. The Board of Directors may also elect or appoint such other officers and assistant officers as it may deem necessary for the operation and management of the corporation. Except as provided in these Bylaws, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may be, but need not be, directors of the corporation. Any number of offices may be held by the same person.

     Section 4.2 Term of Office. An officer shall hold office until a successor shall have been duly elected, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided.

     Section 4.3 Removal and Vacancies. Any officer elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the members of the Board of Directors present at a duly called and held meeting. Any vacancy in an office of the corporation shall be filled by action of the Board of Directors.

     Section 4.4 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer shall have general active management of the business of the corporation, in the absence of the Chair of the Board or if the office of Chair of the Board is vacant, shall preside at meetings of the shareholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the corporation, may maintain records of and certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

     Section 4.5 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer shall keep accurate financial records for the corporation, shall deposit all moneys, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors, shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all such officer’s transactions as Chief Financial Officer and of the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

     Section 4.6 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the corporation. If an officer other than the President is designated Chief Executive Officer, the President, if any, shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe from time to time.

     Section 4.7 Vice President(s). The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe from time to time. In the absence of the President or in the event of the President’s death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

     Section 4.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock books of the corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors, and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may prescribe from time to time.

     Section 4.9 Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer, if any, shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe from time to time.

     Section 4.10 Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may, without the approval of the Board of Directors, delegate some or all of the duties and powers of such person’s office to other persons.

ARTICLE 5

Certificates and Ownership of Shares

     Section 5.1 Certificates. All shares of the corporation shall be represented by certificates. Each certificate shall contain on its face (a) the name of the corporation, (b) a statement that the corporation is incorporated under the laws of the State of Minnesota, (c) the name of the person to whom it is issued, and (d) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors.

     Such certificates shall be signed by the Chief Executive Officer, by the Chief Financial Officer, or, unless otherwise limited by resolution of the Board of Directors, by any other officer of the corporation. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer of the corporation may be a facsimile signature. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified.

     If the Articles of Incorporation establish more than one class or series of shares or authorize the Board of Directors to establish classes or series of shares, all certificates representing such shares shall set forth on the face or back of the certificate or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

     All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 5.2 Transfer of Shares. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.

     Section 5.3 Ownership. Except as otherwise provided in this Section 5.3, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then holding office, may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

ARTICLE 6
Contracts, Loans, Checks, and Deposits

     Section 6.1 Contracts. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 6.2 Loans. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present at a duly called and held meeting, and (a) is in the usual and regular course of business of the corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation, or (d) whether or not any separate consideration has been paid or promised to the corporation, has been approved by (i) the affirmative vote of the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested person or persons or (ii) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote. Notwithstanding the foregoing, the corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person if prohibited by the Exchange Act or any other law.

     Section 6.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section 6.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other financial institutions as the Board of Directors may select.

ARTICLE 7
Indemnification of Certain Persons

     Section 7.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved, as a non-party witness or otherwise, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a proceeding by or in the right of the corporation (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Minnesota Statutes Chapter 302A, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the law permitted the corporation to provide prior to such amendment), by common law or by administrative or judicial interpretation, against all expense, liability and loss (including attorneys’ fees, expert witness fees, bonds prospective or retroactive, insurance premiums or costs, out-of-pocket expenses related to a proceeding, judgments, fines, including, without limitation, excise taxes or penalties assessed against such person with respect to any employee benefit plan, or amounts paid or to be paid in settlement, including any interest payable thereon) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 7.2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section 7.1 shall be a contractual right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that payment of such expenses in advance of the final disposition of a proceeding shall be made only upon (1) delivery to the corporation of a written affirmation, by the person seeking such payment in advance, of a good faith belief that the criteria for indemnification set forth in the Minnesota Statues Chapter 302A have been satisfied, (2) a determination by the Board of Directors that the facts then known to those making the determination would not preclude indemnification under Minnesota Statutes Chapter 302A or these Bylaws, and (3) delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 7.1 or otherwise. Such written undertaking to repay shall be a general obligation of the person making it, shall not be secured, and shall be accepted without reference to financial ability to make the repayment. The corporation may, by action of the Board of Directors, provide indemnification to other classes of employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 7.2 Right of Claimant to Bring Suit. If a claim under Section 7.1 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, whether or not the claimant is successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its normal disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under Minnesota Statues Chapter 302A for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, a committee of the Board of Directors, legal counsel, or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because claimant met the applicable standard of conduct set forth in the Minnesota Statutes Chapter 302A, nor an act or determination by the corporation (including the Board of Directors, a committee of the Board of Directors, legal counsel, or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 7.3 Non-Exclusivity of Rights. The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law or administrative or judicial interpretation, provisions of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 7.4 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Minnesota Statutes Chapter 302A.

     Section 7.5 Indemnification Agreements. The corporation may enter into agreements with its directors further providing the terms and conditions of their indemnification.

     Section 7.6 Amendments Limited. Any amendment to this Article 7 shall only apply prospectively and shall in no way affect the corporation’s obligations to indemnify and make advances pursuant to Minnesota Statutes Chapter 302A, this Article 7, or any contract of the corporation for actions or events that occurred before such amendment.

ARTICLE 8
Control Share Act

     The provisions of Minnesota Statutes Section 302A.671 shall not apply to control share acquisitions of shares of the corporation.

ARTICLE 9
Miscellaneous

     Section 9.1 Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

     Section 9.2 Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation. The Board of Directors may modify or abolish any such reserve.

     Section 9.3 Fiscal Year. The Board of Directors shall determine the fiscal year of the corporation.

     Section 9.4 Amendments. The Board of Directors is expressly authorized to make bylaws of the corporation and from time to time to adopt, amend or repeal bylaws so made to the extent and in the manner prescribed in the Minnesota Statutes. The Board of Directors shall not adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors. The authority in the Board of Directors is subject to the power of the shareholders to adopt, change or repeal the bylaws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose; provided however, that (1) no amendment concerning change of time or place for election of directors shall be adopted within the sixty (60) days next before the day on which such election is to be held, and in the case of any change of such time or place, notice thereof shall by given to each shareholder at least twenty (20) days before the election is held, and (2) any alteration or amendment either (i) fixing the number of directors or their classifications, qualifications or terms of office, (ii) containing procedures for removing directors or filling vacancies in the Board of Directors, or (iii) amending any provision of this Section 9.4, shall require the affirmative vote of at least eighty percent (80%) of the voting power of the corporation entitled to vote thereon.

     Section 9.5 Subsidiaries and Divisions.

     (1) Divisional Officers. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles given to divisional officers may be withdrawn at any time, with or without cause, by the Board of Directors or the Chief Executive Officer. A divisional officer may, but need not be, a director or an executive officer of the corporation. All divisional officers shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer prescribes.

     (2) Voting Stock of Subsidiaries. The Chief Executive Officer or the Chief Financial Officer, or any other person or persons designated by the Board of Directors, may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any such subsidiary corporation, or for any amendments to the charter or Bylaws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors or Chief Executive Officer may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as he, she or they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the corporation.

     (3) Status of Divisional Officers. Divisional officers, and the officers of any subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be officers of the corporation, nor shall any such divisional officer or officer of a subsidiary corporation, unless he or she shall also be a director or officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent authorized and permitted by the Board of Directors or the Chief Executive Officer.

     Section 9.6 Definitions. The following words or phrases when used in these Bylaws have the meanings set forth below:

     (1) “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the corporation, as may be subsequently amended.

     (2) “Authenticated” means, with respect to an electronic communication, that the communication is delivered to the principal place of business of the corporation, or to an officer or agent of the corporation authorized by the corporation to receive the communication, and that the communication sets forth information from which the corporation can reasonably conclude that the communication was sent by the purported sender.

     (3) “Electronic communication” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication, and that may be directly reproduced in paper form by the recipient through an automated process.

     (4) “Remote communication” means communication via electronic communication, conference telephone, video conference, the Internet, or such other means by which persons not physically present in the same location may communicate with each other on a substantially simultaneous basis.

* * * * *

CERTIFICATION

     The undersigned, Secretary of HEI, Inc., a Minnesota corporation, does hereby certify that the foregoing Bylaws are the Bylaws adopted for the corporation by its Board of Directors at a meeting held on March 2, 2005.

/S/ Timothy Clayton
Secretary

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